EXHIBITS 5.1, 8.1 & 23.1

                   [Letterhead of Thacher Proffitt & Wood llp]


                                                        December 16, 2004


Greenwich Capital Markets, Inc.,
600 Steamboat Road
Greenwich, CT 06830


                      Opinion: Underwriting Agreement (Tax)
                  Home Loan Mortgage Loan Trust 2004-2
                  Asset Backed Notes, Series 2004-2
                  --------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Financial Asset Securities Corp. (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated December 16, 2004 (the "Seller Sale Agreement"), between Home Loan and Investment Bank, F.S.B. as seller (the "Seller") and the Depositor, (ii) the Amended and Restated Trust Agreement, dated as of December 16, 2004 (the "Trust Agreement" or the "Depositor Sale Agreement"), among the Depositor, Wilmington Trust Company as owner trustee of Home Loan Mortgage Loan Trust 2004-2 (the "Issuer") and Deutsche Bank National Trust Company, and the trust certificates (the "Trust Certificates") issued pursuant thereto, (iii) the Servicing Agreement, dated as of December 16, 2004 (the "Servicing Agreement"), among Home Loan and Investment Bank, F.S.B. as servicer (the "Servicer"), the Issuer and Deutsche Bank National Trust Company (the "Indenture Trustee"), (iv) the Indenture, dated as of December 16, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee, and the Asset Backed Notes, Series 2004-2 (the "Notes") issued pursuant thereto, (v) the Underwriting Agreement, dated December 16, 2004 (the "Underwriting Agreement"), between the Depositor and Greenwich Capital Markets, Inc. (the "Underwriter") and (vi) the Prospectus Supplement, dated December 13, 2004 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated December 13, 2004 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus"). The Seller Sale Agreement, the Trust Agreement, the Servicing Agreement, the Indenture, the Underwriting Agreement, the Insurance Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed and are relying thereon without independent investigation (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the

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jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate.

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         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Indenture, the Servicing Agreement and the Trust Agreement, assuming the necessary authorization, execution and delivery thereof by the parties thereto, will be valid and legally binding agreements under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with their terms.

         2. The Notes, assuming the authorization, execution and delivery of the related Indenture, the execution and authentication of such Notes in accordance with that Indenture and the delivery thereof and payment therefor as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with such Notes, will be legally and validly issued and outstanding, fully paid and non- assessable and entitled to the benefits of that Indenture.

         3. Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared at the request of the Underwriter concerning the projected payments on the Notes and assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness to a holder thereof other than the owner of the Trust Certificates and (ii) the Issuer will not be classified as an association taxable as a corporation for federal income tax purposes, a taxable mortgage pool as defined in Section 7701(i) of the Code, or a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                          Very truly yours,


                                          By: /s/ THACHER PROFFITT & WOOD LLP